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                                                                    EXHIBIT 10.4

                         PENINSULA PHARMACEUTICALS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                DECEMBER 11, 2003

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
SECTION 1.      GENERAL...................................................     1

     1.1    Amendment and Restatement of Prior Agreement..................     1

     1.2    Definitions...................................................     2

SECTION 2.      REGISTRATION; RESTRICTIONS ON TRANSFER....................     3

     2.1    Restrictions on Transfer......................................     3

     2.2    Demand Registration...........................................     4

     2.3    Piggyback Registrations.......................................     6

     2.4    Form S-3 Registration.........................................     7

     2.5    Expenses of Registration......................................     8

     2.6    Obligations of the Company....................................     8

     2.7    Termination of Registration Rights............................    10

     2.8    Delay of Registration; Furnishing Information.................    10

     2.9    Indemnification...............................................    11

     2.10   Assignment of Registration Rights.............................    13

     2.11   Amendment of Registration Rights..............................    13

     2.12   Limitation on Subsequent Registration Rights..................    13

     2.13   "Market Stand-Off" Agreement..................................    13

     2.14   Agreement to Furnish Information..............................    14

     2.15   Rule 144 Reporting............................................    14

SECTION 3.      COVENANTS OF THE COMPANY..................................    14

     3.1    Basic Financial Information and Reporting.....................    15

     3.2    Inspection Rights.............................................    15

     3.3    Confidentiality of Records....................................    15

     3.4    Reservation of Common Stock...................................    16

     3.5    Stock Vesting.................................................    16

     3.6    Visitation Rights.............................................    16

     3.7    Proprietary Information and Inventions Agreement..............    17

     3.8    Assignment of Right of First Refusal..........................    17

     3.9    Qualified Small Business......................................    17

     3.10   Directors' Compensation and Expenses..........................    17

     3.11   Director and Officer Liability Insurance......................    17

     3.12   Bylaws........................................................    17

     3.13   Drag-Along Right..............................................    18
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
     3.14   Termination of Covenants......................................    18

SECTION 4.      RIGHTS OF FIRST REFUSAL...................................    18

     4.1    Subsequent Offerings..........................................    18

     4.2    Exercise of Rights............................................    18

     4.3    Issuance of Equity Securities to Other Persons................    18

     4.4    Termination and Waiver of Rights of First Refusal.............    19

     4.5    Transfer of Rights of First Refusal...........................    19

     4.6    Excluded Securities...........................................    19

SECTION 5.      RIGHT OF FIRST OFFER......................................    20

     5.1    Restrictions on Voluntary Transfers of Preferred Stock........    20

     5.2    Termination...................................................    21

     5.3    Exceptions....................................................    21

     5.4    Transfer of Right of First Offer..............................    21

     5.5    Legend........................................................    21

SECTION 6.      DRAG-ALONG RIGHT..........................................    21

     6.1    Drag-Along Notice.............................................    21

     6.2    Conditions to Drag-Along......................................    22

     6.3    Termination...................................................    22

SECTION 7.      MISCELLANEOUS.............................................    22

     7.1    Governing Law.................................................    22

     7.2    Successors and Assigns........................................    23

     7.3    Entire Agreement..............................................    23

     7.4    Severability..................................................    23

     7.5    Amendment and Waiver..........................................    23

     7.6    Delays or Omissions...........................................    23

     7.7    Notices.......................................................    24

     7.8    Attorneys' Fees...............................................    24

     7.9    Titles and Subtitles..........................................    24

     7.10   Counterparts..................................................    24

     7.11   Aggregation of Stock..........................................    24

     7.12   Pronouns......................................................    24
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                         PENINSULA PHARMACEUTICALS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of December 11, 2003, by and among Peninsula Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the investors listed on EXHIBIT A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         WHEREAS, certain of the Investors are purchasing shares of the Company's Series C Preferred Stock (the "Series C Stock"), pursuant to that certain Series C Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

         WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

         WHEREAS, certain of the Investors (the "Prior Investors") are holders of the Company's Series A Preferred Stock (the "Series A Stock") and Series B
Preferred Stock (the "Series B Stock") (the Series A Stock, the Series B Stock and the Series C Stock shall be referred to herein collectively as the "Preferred Stock");

         WHEREAS, the Prior Investors and the Company are parties to an Investor
Rights Agreement dated as of August 29, 2002, as amended by that certain
Amendment No. 1 to Amended and Restated Investor Rights Agreement, dated as of
November 14, 2003 (the "Prior Agreement");

         WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

         WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

         NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

         1.1      AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. The Prior
Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Series A
Stock and Series B Stock held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights

                                       1.

granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

         1.2 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (c) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                  (d) "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  (e) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) "Registrable Securities" means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any shares of Common Stock of the Company hereafter acquired by any Holder, (c) any shares of Common Stock of the Company now held or hereafter acquired by Domain Anti-Bacterial Acquisition Corporation ("DAAC"), and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned or
(iii) acquired by any Holder or DAAC pursuant to a registration statement or Rule 144 or in any open market transaction following the Initial Offering.

                  (g) "Registrable Securities then outstanding" shall be the number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  (h) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $25,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required

                                       2.

by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  (i) "SEC" or "Commission" means the Securities and Exchange Commission.

                  (j) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (k) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

                  (l) "Shares" shall mean (a) the Company's Preferred Stock held by the Investors listed on EXHIBIT A hereto and their permitted assigns and
(b) the Company's Common Stock held by DAAC and its permitted assigns.

                  (m) "Special Registration Statement" shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

         2.1      RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i)      There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)     (A) The transferee has agreed in writing to
be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

                  (b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an entity transferring to an affiliate as such

                                       3.

term is defined in Rule 144 of the Securities Act (an "Affiliate"), or (E) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                  (c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

                  (d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

                  (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2      DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding with an anticipated aggregate offering price of at least $5,000,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give

                                       4.

written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i)      prior to the earlier of (A) the fifth
anniversary of the date of this Agreement or (B) the first anniversary of the effective date of the registration statement pertaining to the Initial Offering;

                           (ii)     after the Company has effected two (2)
registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                           (iii)    during the period starting with the date of
filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective and provided, in the case of a public offering other than the Initial Offering, that the Initiating Holders were permitted to register such shares as requested to be registered pursuant to Section 2.3 hereof without reduction by the underwriter thereof;

                           (iv)     if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file a registration statement for a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

                                       5.

                           (v)      if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

                           (vi)     if the Initiating Holders propose to dispose
of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

                           (vii)    in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. If any Holder disapproves of the terms of any such

                                       6.

underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i)      if Form S-3 is not available for such
offering by the Holders, or

                           (ii)     if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000, or

                           (iii)    if within thirty (30) days of receipt of a
written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

                           (iv)     if the Company shall furnish to the Holders
a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment

                                       7.

of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                           (v)      if the Company has, within the twelve (12)
month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4, or

                           (vi)     in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section
2.4 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related

                                       8.

thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                       9.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect six (6) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety
(90) day period.

         2.8      DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

                                      10.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or

                                      11.

alleged violation by the Company of the Securities Act (collectively, a "Holder Violation"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                  (d)      If the indemnification provided for in this Section
2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or

                                      12.

omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e)      The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) is an Affiliate of a Holder, or (d) acquires at least twenty-five percent (25%) of the Registrable Securities of such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and (iii) such transfer will not require the registration of such Registrable Securities under the Securities Act.

         2.11     AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Shares then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder or that would grant such holder the right to a demand registration that could result in a registration statement being declared effective prior to twelve (12) months after the Initial Offering or within one hundred eighty (180) days after the effective date of a registration statement effected pursuant to Section 2.2, other than the right to a Special Registration Statement.

         2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the

                                      13.

effective date of a registration statement of the Company filed under the Securities Act; provided that:

                  (i) such agreement shall apply only to the Company's Initial Offering; and

                  (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

         2.14 AGREEMENT TO FURNISH INFORMATION. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder's obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this
Section 2.14 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company's stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         2.15 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

                                      14.

         3.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) So long as an Investor (with its Affiliates) shall own not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish such Major Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (c) The Company will furnish each Major Investor: (i) at least sixty (60) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

         3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain) and to use the same degree of care as such Investor uses to protect its own confidential information, except that such Investor may disclose such proprietary or confidential information (i) to any partner, member, Affiliate, subsidiary or parent of such Investor for the purpose of evaluating its investment in the

                                      15.

Company or as necessary for the performance or satisfaction of their duties, rights or obligations as long as such partner, member, Affiliate, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3; (ii) at such time as it enters the public domain through no fault of such Investor;
(iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (v) as required to disclose information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or (with written notice to the Company) pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (vi) to any Investor's counsel, accountants or other professional advisors; (vii) to the extent that an Investor needs to disclose information for the protection of any of such Investor's rights or interest against the Company, whether under this Agreement or otherwise; or
(viii) to the disclosure of information to a prospective transferee of securities who agrees to be bound by the provisions of this Section 3.3 in connection with the receipt of such information, provided that such prospective transferee is not a competitor of the Company.

         3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

         3.6 VISITATION RIGHTS. The Company shall allow one representative designated by Domain Associates, L.L.C., one representative designated by A. M. Pappas Life Science Ventures, II, LP, one representative appointed by Montreux Equity Partners II SBIC, L.P. and one representative appointed by OrbiMed Advisors LLC on behalf of Caduceus Private Investments II, L.P. and Caduceus Private Investments II (QP), L.P to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representatives copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

                                      16.

         3.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company's counsel.

         3.8 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor's pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of shares owned by all Major Investors at the time of such proposed transfer.

         3.9 QUALIFIED SMALL BUSINESS. For so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as "Qualified Small Business Stock," so long as the Company's Board of Directors determines that it is in the best interests of the Company to comply with the provisions of Section 1202 of the Code.

         3.10 DIRECTORS' COMPENSATION AND EXPENSES. For so long as the holders of Preferred Stock are entitled to appoint any members of the Board of Directors pursuant to the Company's Certificate of Incorporation, all non-employee directors will be compensated by the Company identically and the reasonable out-of-pocket and travel expenses of the directors and any representatives appointed pursuant to Section 3.6 hereof incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company.

         3.11 DIRECTOR AND OFFICER LIABILITY INSURANCE. Following the Closing (as defined in the Purchase Agreement), the Company will use commercially reasonable efforts to maintain director and officer liability insurance with levels of coverage as deemed appropriate by the Board of Directors.

         3.12 BYLAWS. The Company shall at all times cause its bylaws to provide that the number of directors fixed in accordance with therewith shall in no event conflict with any terms or provisions of the Company's Certificate of Incorporation. The Company shall at all times maintain provisions in its bylaws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

                                      17.

         3.13 DRAG-ALONG RIGHT. Following the Closing, the Company shall use its reasonable best efforts to make all holders of more than one percent (1%) of the Company's outstanding capital securities subject to the terms and conditions of the drag-along right set forth in Section 6 of this Agreement.

         3.14 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (a "Change in Control"), provided that this Section 3.14(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

SECTION 4. RIGHTS OF FIRST REFUSAL.

         4.1 SUBSEQUENT OFFERINGS. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall

                                      18.

promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor's rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to
Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

         4.4 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. As to each Major Investor, the rights of first refusal established by this Section 4 shall terminate when such Major Investor fails to purchase its pro rata share of any Equity Securities issued by the Company pursuant to this
Section 4. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors holding at least a majority of the Shares held by all Major Investors, or as permitted by Section 7.5.

         4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

         4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

                  (a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the Original Issue Date (as defined in the Company's Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors;

                                      19.

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of Common Stock issued upon conversion of or as a dividend or distribution on shares of the Company's Preferred Stock;

                  (f) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

                  (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

                  (h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements, (ii) research and development arrangements, (iii) licensing or collaborative arrangements or (iv) similar arrangements, any of which are approved by the Board of Directors.

SECTION 5. RIGHT OF FIRST OFFER.

         5.1      RESTRICTIONS ON VOLUNTARY TRANSFERS OF PREFERRED STOCK.

                  (a) Prior to the Initial Offering, pursuant to an effective registration statement under the Securities Act, and except as provided in Section 5.3, no Investor shall transfer any of its Preferred Stock (or Common Stock issued upon conversion thereof) to any individual, corporation, partnership, joint venture, university, or unincorporated organization, or a government agency or a political subdivision thereof (a "Person"), unless (i) such Person to whom the Investor proposes to transfer such Preferred Stock is a ready and willing buyer who is able to consummate such transfer within ninety
(90) days and who has delivered to the Investor a written offer to do so, and
(ii) the Investor shall first have given written notice ("Offer Notice") to each other Investor of its intention to transfer such shares to such Person. The Offer Notice must include the name and address of the proposed transferee and specify the number of shares of Preferred Stock (or Common Stock issued upon conversion thereof) to be transferred (the "Offered Securities"), the price and the terms of payment.

                  (b) For ten (10) days following its receipt of the Offer Notice, each Investor shall have the option, but not the obligation, to purchase their pro rata share (relative to the other Investors) of the Offered Securities. Each Investor who elects to exercise its option within the specified period shall give written notice of that fact to the offering Investor and shall pay the purchase price and acquire the Offered Securities in the manner provided in the Offer Notice, subject to the time periods set forth in this Section 5.

                  (c) That portion of all the Offered Securities not purchased by the Investors may be transferred to the proposed transferee on the terms specified in the Offer Notice, at any time within sixty (60) days after expiration of the options granted to the Investors. The transferee will hold the Offered Securities subject to the provisions of this Agreement and any transfer shall be ineffective unless the transferee executes and delivers an agreement to be

                                      20.

bound by the provisions hereof. No transfer of the Offered Securities shall be made after the end of the sixty (60) day period, nor shall any change in the terms of transfer be permitted without the delivery of a new Offer Notice and compliance with the requirements of this Section 5.1.

                  (d)      Any transfer by any Investor in violation of this
Section 5 shall be null and void and of no effect.

         5.2 TERMINATION. This right of first offer shall not apply to, and shall terminate upon the earlier of (i) immediately before the closing of the Company's Initial Offering or (ii) a Change in Control.

         5.3 EXCEPTIONS. This Section 5 shall not apply to transfers of Preferred Stock (or the Common Stock issued upon conversion thereof) by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an entity transferring to an Affiliate of the Holder, or (E) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder.

         5.4 TRANSFER OF RIGHT OF FIRST OFFER. The right of first offer of each Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

         5.5 LEGEND. Each certificate representing Preferred Stock held now or hereafter acquired by any Major Investor or issued to any person in connection with a transfer pursuant to Section 5.3 hereof shall be stamped or otherwise imprinted with the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST OFFER OPTION AS SET FORTH IN A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

SECTION 6. DRAG-ALONG RIGHT.

         6.1 DRAG-ALONG NOTICE. Notwithstanding anything contained in this Agreement to the contrary, if holders of in excess of eighty percent (80%) of the then outstanding shares of Common Stock issued or issuable upon conversion of the Shares (a "Controlling Group"), acting jointly, intend to effect a transaction that would constitute an "Acquisition" or an "Asset Transfer" under the terms of the Company's Certificate of Incorporation (a "Drag Transaction") with a third party (a "Buyer") and elect to exercise their rights under this
Section 6, such Controlling Group shall deliver written notice (a "Drag-Along Notice") to the Company, the Investors and any other parties subject to the terms and conditions of this Section 6 (such parties, together with the Investors, shall be referred to herein collectively as the "Drag Holders"), which notice shall (a) state (i) that the Controlling Group wishes to exercise its rights under this Section 6 with respect to such Drag Transaction, (ii) the name and address of the Buyer, (iii) the amount

                                      21.

and form of consideration payable to the Company or its stockholders in connection with the Drag Transaction and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such Drag Transaction, and (b) state the anticipated time and place of the closing of such Drag Transaction (a "Drag-Along Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) business days nor more than ninety (90) days after the date such Drag-Along Notice is delivered; provided, however, that if such Drag-Along Closing shall not occur prior to the expiration of such ninety (90) day period, the Controlling Group shall be required to deliver another Drag-Along Notice with respect to such Drag Transaction. Upon request of a Controlling Group, the Company shall provide the Controlling Group with a current list of the names and addresses of the Drag Holders.

         6.2 CONDITIONS TO DRAG-ALONG. Upon delivery of a Drag-Along Notice, each of the Drag Holders shall have the obligation to transfer all securities of the Company held by such Drag Holder to the Buyer and/or vote all voting securities of the Company held such Drag Holder in favor of such Drag Transaction and shall take any and all other actions reasonably requested by the Controlling Group which are necessary or desirable to complete such Drag Transaction in a timely manner. If the Drag Transaction is structured as a consolidation or merger, each Drag Holder shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation. The Controlling Group, in exercising their rights under this
Section 6, shall have complete discretion over the terms and conditions of any Drag Transaction effected thereby, including, without limitation, price, nature of consideration, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows; provided, however, that the proceeds from any Drag Transaction shall be allocated pursuant to the terms of the Company's Certificate of Incorporation. In the event the Drag Holders are required to provide any representations or indemnities in connection with the proposed Drag Transaction (other than representations and indemnities concerning each Drag Holder's valid ownership of the shares being sold by such Drag Holder, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Drag Holder's authority, power and right to enter into and consummate such transaction without violating any other agreement), then each Drag Holder shall not be liable for more than such Drag Holder's pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Drag Holder in connection with the Drag Transaction.

         6.3 TERMINATION. This drag-along right shall terminate upon the earlier of (i) the closing of the Company's Initial Offering or (ii) a Change in Control.

SECTION 7. MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Mateo, California.

                                      22.

         7.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         7.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

         7.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         7.5      AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Shares.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the then-outstanding Shares.

                  (c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

         7.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only

                                      23.

to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         7.8 ATTORNEYS' FEES. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         7.12 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      24.

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                    INVESTORS:

PENINSULA PHARMACEUTICALS, INC.             SHIONOGI & CO., LTD.

                                            By: /s/ Kiyoshi Miyamoto
                                                --------------------------------

By: /s/ Paul F. Truex
    --------------------------------------
    Paul F. Truex                           Name: Kiyoshi Miyamoto
    President and Chief Executive Officer
                                            Title: Senior Managing Director and
                                            Representative Director

                                            DOMAIN PARTNERS V, L.P.
                                              By: One Palmer Square Associates
                                                   V, L.L.C.
                                              Its: General Partner

                                            By: /s/ Kathleen K. Schoemaker
                                                --------------------------------
                                                Kathleen K. Schoemaker,
                                                Managing Member

                                            DP V ASSOCIATES, L.P.

                                              By: One Palmer Square Associates
                                                  V, L.L.C.
                                              Its: General Partner

                                              By: /s/ Kathleen K. Schoemaker
                                                  ------------------------------
                                                  Kathleen K. Schoemaker,
                                                  Managing Member

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                  CANAAN EQUITY III L.P.
                                      By: Canaan Equity Partners III LLC

                                      By: /s/ Eric A. Young
                                          ----------------------------------
                                          Member/Manager:

                                  CANAAN EQUITY III ENTREPRENEURS LLC
                                      By: Canaan Equity Partners III LLC

                                      By: /s/ Eric A. Young
                                          ----------------------------------
                                          Member/Manager:

                                  MONTREUX EQUITY PARTNERS II SBIC, L.P.
                                      By: Montreux Equity Management II
                                          SBIC, L.P.
                                      Its: General Partner

                                      By: /s/ Daniel K. Turner III
                                         -------------------------
                                         Daniel K. Turner III
                                         Managing Member

                                  MONTREUX EQUITY PARTNERS III SBIC, L.P.
                                      By: Montreux Equity Management II
                                          SBIC, L.P.
                                      Its: General Partner

                                      By: /s/ Daniel K. Turner III
                                          -------------------------
                                          Daniel K. Turner III
                                          Managing Member

                                  A.M. PAPPAS LIFE SCIENCE VENTURES II, L.P.
                                      By: AMP&A Management II, LLC
                                      Its: General Partner

                                      By: /s/ Ford S. Worthy
                                          -----------------------------
                                          Ford S. Worthy
                                          Partner

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                  THE SEARS TRUST DTD 3/11/91

                                  By: /s/ Lowell E. Sears
                                      -----------------------------------
                                      Lowell E. Sears, Trustee

                                  INCLIN, INC.

                                  By: /s/ Taylor T. Kilfoil
                                      --------------------------
                                  Name: Taylor T. Kilfoil
                                  Title: President / CEO

                                  GC&H INVESTMENTS LLC

                                  By: /s/ John L. Cardoza
                                      -------------------------
                                  Name: John L. Cardoza

                                  Title: Managing Member

                                  CDIB BIOSCIENCE VENTURES I, INC.

                                  By: /s/ Benny T. Hu
                                      -------------------------
                                      Benny T. Hu, Chairman

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                  EGS PRIVATE HEALTHCARE PARTNERSHIP II, L.P.
                                      By: EGS Private Healthcare Investments,
                                      L.L.C.,
                                      Its: General Partner

                                      By: /s/ Terry Vance
                                         ------------------------------
                                          Terry Vance
                                          Member of Board of Managers

                                  EGS PRIVATE HEALTHCARE INVESTORS II, L.P.
                                      By: EGS Private Healthcare Investments,
                                      L.L.C.,
                                      Its: General Partner

                                      By: /s/ Terry Vance
                                         ------------------------------
                                          Terry Vance
                                          Member of Board of Managers

                                  EGS PRIVATE HEALTHCARE CANADIAN PARTNERS, L.P.
                                      By: EGS Private Healthcare Investments,
                                      L.L.C.,
                                      Its: General Partner

                                      By: /s/ Terry Vance
                                         ------------------------------
                                          Terry Vance
                                          Member of Board of Managers

                                  EGS PRIVATE HEALTHCARE PRESIDENTS FUND, L.P.
                                      By: EGS Private Healthcare Investments,
                                      L.L.C.,
                                      Its:  General Partner

                                      By: /s/ Terry Vance
                                         ------------------------------
                                          Terry Vance
                                          Member of Board of Managers

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                  CADUCEUS PRIVATE INVESTMENTS II, L.P.
                                      By: OrbiMed Capital II LLC
                                      Its: General Partner

                                  By: /s/ Eric A. Bittelman
                                      ----------------------------------------
                                  Name: Eric A. Bittelman

                                  Title: CFO, OrbiMed Capital II, General
                                  Partner

                                  CADUCEUS PRIVATE INVESTMENTS II (QP), L.P.
                                      By: OrbiMed Capital II LLC
                                      Its: General Partner

                                  By: /s/ Eric A. Bittelman
                                      ---------------------------------------
                                  Name: Eric A. Bittelman

                                  Title: CFO, OrbiMed Capital II, General
                                  Partner

                                  UBS JUNIPER CROSSOVER FUND, LLC
                                      By: OrbiMed Advisors LLC
                                      Member of UBS Juniper Management,
                                      L.L.C., Managing Member

                                  By: /s/ Eric A. Bittelman
                                      ---------------------------------------
                                  Name: Eric A. Bittelman

                                  Title: CFO, OrbiMed Capital II, General
                                  Partner

                                   /s/ Stephen L. Green
                                  --------------------------------------------
                                  Stephen L. Green

                                  /s/ Gregory Kopchinsky
                                  --------------------------------------------
                                  Gregory Kopchinsky

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                  /s/ Deepak Kamra
                                  -------------------------------------
                                  Deepak Kamra

                                  /s/ Stephen M. Bloch
                                  -------------------------------------
                                  Stephen M. Bloch

                                  /s/ Eric A. Young
                                  -------------------------------------
                                  Eric A. Young

                                  /s/ Brenton Ahrens
                                  -------------------------------------
                                  Brenton Ahrens

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                              SCHEDULE OF INVESTORS

Domain Partners V, L.P.

DP V Associates, L.P.

Canaan Equity III L.P.

Canaan Equity III Entrepreneurs LLC

A. M. Pappas Life Science Ventures II, L.P.

Montreux Equity Partners II SBIC, L.P.

Montreux Equity Partners III SBIC, L.P.

Mitsubishi International Corporation

The Sears Trust Dtd 3/11/91

InClin, Inc.

Kazuaki Yonemoto

Anne T. and Keith H. Thye

Lowell E. Sears

Anton Leighton, M.D.

Paul F. Truex

Joaquim Trias

Shionogi & Co., Ltd.

GC&H Investments LLC

CDIB BioScience Ventures I, Inc.

EGS Private Healthcare Partnership II, L.P.

EGS Private Healthcare Investors II, L.P.

EGS Private Healthcare Canadian Partners, L.P.

EGS Private Healthcare Presidents Fund, L.P.

                                       A-1
                              SCHEDULE OF INVESTORS

Caduceus Private Investments II, L.P.

Caduceus Private Investments II (QP), L.P.

UBS Juniper Crossover Fund, LLC

Stephen L. Green

Gregory Kopchinsky

Deepak Kamra

Stephen M. Bloch

Eric A. Young

Brenton Ahrens

                                       A-1
                              SCHEDULE OF INVESTORS